UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 3, 2012, Cerus Corporation (the “Company”) entered into an amendment (the “Amendment”) to the loan and security agreement dated September 30, 2011, with Comerica Bank (as amended to date, the “Agreement”). The Amendment was effective as of June 30, 2012 (the “Effective Date”). The Amendment increased the Company’s borrowing limit under the Agreement from $10.0 million to $12.0 million, with up to $7.0 million being available pursuant to the revolving line of credit under the Agreement (the “RLOC”) and $5.0 million having already been borrowed pursuant to the growth capital line under the Agreement. In addition, the Amendment extended the maturity date of the RLOC from September 30, 2013 to June 30, 2014. Effective June 30, 2012, the Company incurred a commitment fee of $15,000 for the first year of the RLOC, and will pay a $20,000 commitment fee at each annual anniversary of the Effective Date.

The foregoing is only a brief description of the material terms of the Amendment and does not purport to be complete. The Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is hereby incorporated by reference into Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: July 9, 2012	By:	/s/ Kevin D. Green
Kevin D. Green Vice President, Finance and Chief Accounting Officer

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